UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2017

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 25, 2017, Sabra Health Care REIT, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell 16,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a price to the public of $21.00 per share. The Company granted the Underwriters a 30-day option to purchase up to an additional 2,400,000 shares of its Common Stock. On September 28, 2017, the Company issued and delivered the 16,000,000 shares of Common Stock.

The Company estimates that the net proceeds of the offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $321.8 million, and approximately $370.1 million if the Underwriters exercise their option to purchase additional shares of Common Stock in full. The Company intends to use the net proceeds from the offering to repay borrowings outstanding on its revolving credit facility. Any remaining proceeds to the Company will be used to fund possible future acquisitions or for general corporate purposes.

The offering was made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission on January 17, 2017 (File No. 333-215574). The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of Venable LLP regarding certain matters of Maryland law, including the validity of the shares of Common Stock to be issued and sold in the offering, and as Exhibit 8.1 an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding certain tax matters.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated September 25, 2017, by and among the Company and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Harold W. Andrews, Jr.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: September 28, 2017